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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated April 1, 2002, accompanying the consolidated financial statements included in the Transition Report on Form 10-K of Sterling Construction Company, Inc. and Subsidiaries for the period ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Sterling Construction Company, Inc. and Subsidiaries on Form S-8.


/s/ GRANT THORNTON LLP


Houston, Texas
May 14, 2002